EXHIBIT 4.3.5


     COPYRIGHT SECURITY AGREEMENT, dated as of March, 25 2002, by Foamex L.P. (the "Foamex") and each of the other entities listed on the signature pages hereof (together with Foamex, each a "Grantor" and, collectively, the "Grantors"), U.S. Bank National Association ("U.S. Bank"), as trustee under the Indenture referred to below and as collateral agent thereunder for the Secured Parties (as defined in the Security Agreement referred to below) (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the terms, conditions and provisions of the Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), among Foamex, Foamex Capital Corporation, a Delaware corporation (together with Foamex, the "Company"), the guarantors named therein and the Collateral Agent, as trustee (the "Trustee"), the Company is issuing, as of the date hereof, $300,000,000 of 10 3/4 % Senior Secured Notes due 2009 and may, from time to time, issue additional notes in accordance with the provisions of the Indenture (collectively, the "Notes"); and

     WHEREAS, all the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Collateral Agent (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement;

     NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Trustee to enter into the Indenture and the Initial Purchasers to purchase the Notes, each Grantor hereby agrees with the Collateral Agent as follows:

     Defined Terms. Unless otherwise defined herein, terms defined in the Indenture or in the Security Agreement and used herein have the meaning given to them in the Indenture or the Security Agreement.

     Grant of Security Interest in Copyright Collateral. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "Copyright Collateral"):

     all of its Copyrights and Copyright Licenses to which it is a party, including those referred to on Schedule I hereto;

     all reissues, continuations or extensions of the foregoing; and all Proceeds of the foregoing, including any claim by such Grantor against third parties for past, present, future infringement or dilution of any Copyright or Copyright licensed under any Copyright License.

     Security  Agreement.   The  security  interest  granted  pursuant  to  this
Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent pursuant to this Copyright Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor
Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Copyright Security Agreement, the terms of the Intercreditor Agreement shall govern.

                            [signature page follows]

     IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.


                                 Very truly yours,


                                 FOAMEX L.P.


                                 By:  FMXI, Inc., its Managing General Partner


                                 By:  /s/ George L. Karpinski
                                      --------------------------------
                                      Name:  George L. Karpinski
                                      Title: Vice-President


                                 Address:

                                 Foamex L.P.
                                 1000 Columbia Avenue
                                 Linwood, Pennsylvania 19061
                                 Attn.:  Chief Financial Officer
                                 Telecopier No. (610) 859-3613



Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent



By:  /s/ Richard Prokosch
     -----------------------------------------
     Name:   Richard Prokosch
     Title:  Vice President